UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 17, 2004

(Date of Report)

(Date of Earliest Event Reported)

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13920 SE Eastgate Way, Suite 300, Bellevue, Washington 98005

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2004, drugstore.com, inc. (the “Company”) entered into an Amended and Restated Separation Agreement and Release (the “Restated Separation Agreement”), with Kal Raman, the Company’s former president and chief executive officer and former director. A copy of the Restated Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Mr. Raman resigned as the Company’s president and chief executive officer, and ceased to be one of the Company’s directors, with effect from June 14, 2004. The Restated Separation Agreement amends, restates and supersedes the Separation Agreement and Release between the Company and Mr. Raman entered into on August 17, 2004.

Under the Restated Separation Agreement, the Company and Mr. Raman agreed to the material terms and conditions set forth below:

•	The vesting of options held by Mr. Raman to purchase a total of 91,428 shares of the Company’s common stock, with an exercise price of $2.41 per share, is accelerated, so that such options become immediately exercisable on September 17, 2004. Such options will remain exercisable until June 10, 2005. All other vested option grants held by Mr. Raman remain exercisable for three months following the termination of Mr. Raman’s employment with the Company.

•	The Company will pay Mr. Raman $200,000 in severance, payable in installments through December 14, 2004.

•	The Company will, through December 31, 2004, pay a portion of Mr. Raman’s COBRA premiums, if any, for medical and dental benefits coverage obtained through COBRA.

•	The Confidentiality and Inventions Agreement, dated August 24, 1998, between the Company and Mr. Raman, will remain in full effect, provided that the non-competition provisions contained in that agreement are limited to an e-commerce company whose primary business is in health, beauty, personal care, vision or pharmacy. In addition Mr. Raman agreed, for the one-year period commencing on June 14, 2004, not to hire any person who was an employee of the Company on June 14, 2004, with the exception of Kris Srinivasan, to perform services for any business for which Mr. Raman is also providing services.

•	Mr. Raman waives any claims against the Company and releases the Company from any claims that existed or may have existed at any time up to the date of the Restated Separation Agreement, with the exception of any claims arising under the Indemnification Agreement, dated April 27, 1999, between the Company and Mr. Raman, which remains in full effect.

•	The Company releases Mr. Raman from any claims or causes of action that the Company may have relating to acts or omissions that occurred through June 14, 2004, with the exception of claims for fraud or embezzlement.

The foregoing description of the Restated Severance Agreement is qualified in its entirety by reference to the provisions of the Restated Separation Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1	Amended and Restated Separation Agreement and Release, dated as of September 17, 2004, between drugstore.com, inc. and Kal Raman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC. (Registrant)

By:	/s/ ROBERT A. BARTON
Robert A. Barton Vice President, Acting Chief Executive Officer, Chief Financial Officer, and Treasurer

Date: September 17, 2004